Exhibit 23.8

CONSENT OF QUALIFIED PERSON

August 22, 2024

Re: Form S-4 Registration Statement to be filed by McEwen Mining Inc. (the “Company”)

I, David Tyler, RM SME, consent to:

●	the incorporation by reference to the technical reports titled (a) “Gold Bar Project, S-K 1300 Technical Report Summary, Feasibility Study”, that is current as of March 4, 2022, (b) “SEC S-K 229.1304 Technical Report Summary Initial Assessment - Individual Disclosure Los Azules Copper Project, Argentina”, with an effective date of May 9, 2023, and (c) “Technical Report Summary on the Initial Assessment of the Fox Complex”, that is current as of December 31, 2021 (collectively, the “Technical Report Summaries”), each of which was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”), as referenced in this Registration Statement on Form S-4 being filed by the Company with the SEC, and any amendments, prospectuses or supplements thereto (the “Form S-4”);

●	the use of and reference to my name in the Form S-4, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form S-4 and the Technical Report Summaries; and

●	the incorporation by reference of any extracts from, or summary of, the Technical Report Summaries in the Form S-4 and the use of any information derived, summarized, quoted or referenced from the Technical Report Summaries, or portions thereof, that were prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that are included or incorporated by reference in the Form S-4.

I am responsible for authoring, and this consent pertains to, the Technical Report Summaries. I certify that I have read the Form S-4 and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible.

By:	/s/ W. David Tyler
W. David Tyler, Registered Member, Society for Mining, Metallurgy and Exploration, #3288830